Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Brent Anderson

VP Investor Relations

972.580.6360

Brent.anderson@meritagehomes.com

Meritage Homes Releases Preliminary Orders, Closings and Backlog

for Second Quarter 2012

SCOTTSDALE, Ariz., July 9, 2012 (GLOBE NEWSWIRE) – Meritage Homes (NYSE: MTH) a leading U.S. homebuilder, today reported preliminary home orders, closings and backlog for the second quarter 2012.

	As of and for the Three Months Ended June 30,
	2012	2011	%Chg
Homes closed (units)	1,042	856	22%
Home closing revenue	$281,340	$220,131	28%
Home orders (units)	1,353	910	49%
Home order value	$385,829	$236,014	63%
Ending backlog (units)	1,611	994	62%
Ending backlog value	$457,650	$260,822	75%
Cancellation rate	13%	15%	—

“Through June, we have now had eight consecutive months of year-over-year increases in sales,” said Steven J. Hilton, chairman and CEO of Meritage Homes. “Our quarter-end backlog has swelled by 62% from one year ago, increasing our confidence that 2012 will be a year that puts Meritage on its way to achieving more normalized operating results.”

The Company expects to report its full second quarter results on July 26, 2012.

About Meritage Homes Corporation

Meritage Homes is the ninth-largest public homebuilder in the United States based on homes closed in 2011. Meritage builds a variety of homes across the Southern and Western states to appeal to a wide range of buyers, including first-time, move-up, luxury and active adults. As of March 31, 2012, the company had 150 actively selling communities in 15 metropolitan areas, including Northern California, East Bay/Central Valley and Southern California, Houston, Dallas/Ft. Worth, Austin, San Antonio, Phoenix/Scottsdale, Tucson, Las Vegas, Denver, Orlando, Tampa and Raleigh-Durham, and recently announced its entry into the Charlotte market.

Meritage was the first large national homebuilder to be 100 percent ENERGY STAR® qualified in every home started since January 1, 2010, and far exceeds ENERGY STAR standards in most of its communities. Meritage has designed and built more than 70,000 homes in its 27-year history, and has a reputation for its distinctive style, quality construction, and positive customer experience.

For more information, visit meritagehomes.com.

The Meritage Homes Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=2624

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include those regarding the Company’s expectation that it will progress toward more normalized operating results in 2012. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations.

Meritage’s business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company’s stock and note prices may fluctuate dramatically. The risks and uncertainties include but are not limited to the following: weakness in the homebuilding market resulting from the current economic downturn; interest rates and changes in the availability and pricing of residential mortgages; adverse changes in tax laws that benefit our homebuyers; the ability of our potential buyers to sell their existing homes; cancellation rates and home prices in our markets; inflation in the cost of materials used to construct homes; the adverse effect of slower orders absorption rates; potential write-downs or write-offs of assets, including pre-acquisition costs and deposits; the availability of finished lots and undeveloped land; our potential exposure to natural disasters; the liquidity of our joint ventures and the ability of our joint venture partners to meet their obligations to us and the joint venture; competition; the success of our strategies in the current homebuilding market and economic environment; the adverse impacts of cancellations resulting from small deposits relating to our orders contracts; construction defect and home warranty claims; our success in prevailing on contested tax positions; the impact of deferred tax valuation allowances and our ability to preserve our operating loss carryforwards; our ability to obtain performance bonds in connection with our development work; the loss of key personnel; our failure to comply with laws and regulations; the availability and cost of materials and labor; our lack of geographic diversification; fluctuations in quarterly operating results; the Company’s financial leverage and level of indebtedness; our ability to take certain actions because of restrictions contained in the indentures for the Company’s senior and senior subordinated notes and our ability to raise additional capital when and if needed; our credit ratings; successful integration of future acquisitions; government regulations and legislative or other initiatives that seek to restrain growth or new housing construction or similar measures; acts of war; the replication of our “Green” technologies by our competitors; our exposure to information technology failures and security breaches; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2011 under the caption “Risk Factors,” which can be found on our website.